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                                                                   Exhibit (10)

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Complete and Partial Portfolio Holdings - Arrangements to Disclose to Service Providers and Fiduciaries", "Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our reports dated September 16, 2005 in this Registration Statement (Form N1-A No. 033-87254 and 811-08764) of UBS PACE Select Advisors Trust.


                                                     /s/ Ernst & Young LLP
                                                     ERNST & YOUNG LLP


New York, New York
November 17, 2005